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                                                                   EXHIBIT 10.34
                                                          CONFIDENTIAL TREATMENT
                                                                       REQUESTED

                        WORLDCOM NETWORK SERVICES, INC.

                    CLASSIC/TRANSCEND(TM) SWITCHED SERVICES

                     TELECOMMUNICATIONS SERVICES AGREEMENT

          This TELECOMMUNICATIONS SERVICES AGREEMENT (the "TSA") is entered into as of the 21st day of January, 1999, by and between WORLDCOM NETWORK SERVICES, INC., a Delaware corporation, with its principal office at 6929 North Lakewood Avenue, Tulsa, Oklahoma 74117 ("WORLDCOM") and MAXXIS COMMUNICATIONS, INC., a Georgia corporation, with its principal office at 1901 Montreal Road, Suite 108, Tucker, Georgia 30084 ("CUSTOMER").

          In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       SWITCHED SERVICES; OTHER DOCUMENTS; START OF SERVICE.

         (A)   Services   WorldCom agrees to provide and Customer agrees to
         accept and pay for switched telecommunications services and other associated services (collectively the "SWITCHED SERVICES") as further described in the "SERVICE SCHEDULE" attached hereto and incorporated herein by reference, which describes the particular services, specific terms and other information necessary or appropriate for WorldCom to provide the Service to Customer. The Switched Services provided by WorldCom are subject to (i) the terms and conditions contained in this TSA and the Program Enrollment Terms (the "PET") which are attached hereto and incorporated herein by reference, (ii) the rates and discounts set forth in the applicable Rate and Discount Schedule (the "RATE SCHEDULE") attached hereto and incorporated herein by reference, and (iii) each Service Request (described below) which is accepted hereunder. The PET, as subscribed to by the parties, shall set forth the Effective Date, the Service Term, Customer's minimum monthly commitment, if any, and other information necessary to provide the Switched Services under this TSA. In the event of a conflict between the terms of this TSA, the PET, the Service Schedule, the Rate Schedule and the Service Request(s), the following order of precedence will prevail: (1) the PET, (2) the Rate Schedule, (3) the Service Schedule, (4) this TSA, and (5) Service Request(s). This TSA, the PET, the Service Schedule and the applicable Rate and Discount Schedule are sometimes collectively referred to as the "AGREEMENT".

         (B)   Service Requests   Customer's requests to initiate or cancel
         Switched Services shall be described in an appropriate WorldCom Service Request ("SERVICE REQUEST"). A Service Request may consist of machine readable tapes, facsimiles or other means approved by WorldCom. Further, Service Requests shall specify all reasonable information, as determined by WorldCom, necessary or appropriate for WorldCom to provide the Switched Service(s) in question, which shall include without limitation, the type, quantity and end point(s) (when necessary) of circuits comprising a Service
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         Interconnection as described in the applicable Service Schedules, or automatic number identification ("ANI") information relevant to the Switched Service(s), the Requested Service Date, and charges, if any, relevant to the Switched Services described in the Service Request. After WorldCom's receipt and verification of a valid Service Request for SWITCHED ACCESS Service (as defined in the Service Schedule) requiring a change in the primary interexchange carrier ("PIC"), WorldCom agrees to (i) submit the ANI(s) relevant to such Service Requests to the following local exchange carriers ("LECS") (with which WorldCom currently has electronic interface capabilities) within ten
         (10) days: Ameritech, Bell Atlantic, BellSouth, Nynex, Pacific Bell, Southwestern Bell, US West, GTE and United, and (ii) submit the ANI(s) relevant to such Service Requests to those LECs with which WorldCom does not have electronic interface capabilities within a reasonable time.

         (C)   Start of Service   WorldCom's obligation to provide and
         Customer's obligation to accept and pay for non-usage sensitive charges for Switched Services shall be binding to the extent provided for in this Agreement upon the submission of an acceptable Service Request to WorldCom by Customer. Customer's obligation to pay for usage sensitive charges for Switched Services shall commence with respect to any Switched Service as of the date the Switched Service in question is made available to and used by Customer ("START OF SERVICE"), but in no event later than the "REQUESTED SERVICE DATE" if such Switched Service is available for Customer's use as of such Requested Service Date. Start of Service for particular Services shall be further described in the Service Schedule relevant to the Switched Services in question.

2.       CANCELLATION.

         (A)   Cancellation Charge   At any time after the Effective Date,
         Customer may cancel this Agreement if Customer provides written notification thereof to WorldCom not less than thirty (30) days prior to the effective date of cancellation. In such case (or in the event WorldCom terminates this Agreement as provided in Section 7), Customer shall pay to WorldCom all charges for Services provided through the effective date of such cancellation plus a cancellation charge (the "CANCELLATION CHARGE") equal to one hundred percent (100%) of Customer's commitment(s), if any, (as described in the PET) that would have become due for the unexpired portion of the Service Term.

         (B)   Liquidated Damages   It is agreed that WorldCom's damages in the
         event Customer cancels this Agreement shall be difficult or impossible to ascertain. The provision for a Cancellation charge in Subsection 2(A) above is intended, therefore, to establish liquidated damages in the event of a cancellation and is not intended as a penalty.

         (C)   Cancellation Without Charge   Notwithstanding anything to the
         contrary contained in Subsection 2(A) above, Customer may cancel this Agreement without incurring any cancellation charge if (i) WorldCom fails to provide a network as warranted in Section 8 below; (ii) WorldCom fails to deliver call detail records promptly based on the


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         frequency selected by Customer (i.e., monthly, weekly or daily); or
         (iii) WorldCom fails to submit ANI(s) relevant to such Service Requests to the LECs within the time period described in Subsection 1(B) above. Provided, however, Customer must give WorldCom written notice of any such default and an opportunity to cure such default within five (5) days of the notice. In the event WorldCom fails to cure any such default within the five-day period on more than three
         (3) occasions within any six (6) month period, Customer may cancel this Agreement without incurring any cancellation charge.

3.       CUSTOMER'S END USERS.

         (A)   End Users   Customer will obtain and upon WorldCom's request
         provide WorldCom (within two (2) business days of the date of the request) a written Letter of Agency ("LOA") acceptable to WorldCom [or with any other means approved by the Federal Communications Commission ("FCC") or any applicable public utility commission ("PUC")], for each ANI indicating the consent of such end user of Customer ("END USER") to be served by Customer and transferred (by way of change of such End User's designated PIC) to the WorldCom network prior to order processing. Each LOA will provide, among other things, that the End User has consented to the transfer being performed by Customer or Customer's designee. When applicable, Customer will be responsible for notifying its End Users, in writing (or by any other means approved by the FCC) that (i) a transfer charge will be reflected on their LEC bill for effecting a change in their PIC, (ii) the entity name under which their interstate, intrastate and/or operator services will be billed (if different from Customer), and (iii) the "primary" telephone number(s) to be used for maintenance and questions concerning their long distance service and/or billing. Customer agrees to send WorldCom a copy of the documentation Customer uses to satisfy the above requirements promptly upon request of WorldCom. WorldCom may change the foregoing requirements for Customer's confirming orders and/or for notifying End Users regarding the transfer charge at any time in order to conform with applicable FCC and state regulations. Provided, however, Customer will be solely responsible for ensuring that the transfer of End Users to the WorldCom network conforms with applicable FCC and state regulations, including without limitation, the regulations established by the FCC with respect to verification of orders for long distance service generated by telemarketing as promulgated in 47 C.F.R., Part 64, Subpart K,ss.64.1100 or any successor regulation(s).

         (B)   Transfer Charges/Disputed Transfers   Customer agrees that it is
         responsible for (i) all charges incurred by WorldCom to change the PIC of End Users to the WorldCom network, (ii) all charges incurred by WorldCom to change End Users back to their previous PIC arising from disputed transfers to the WorldCom network plus, at WorldCom's option, an administrative charge equal to twenty percent (20%) of such charges, and (iii) any other damages suffered by or awards against WorldCom resulting from disputed transfers.

         (C)   Excluded ANIs   WorldCom has the right to reject any ANI supplied
         by Customer for any of the following reasons: (i) WorldCom is not authorized to provide or does not


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         provide long distance services in the particular jurisdiction in which the ANI is located, (ii) a particular ANI submitted by Customer is not in proper form, (iii) Customer is not certified to provide long distance services in the jurisdiction in which the ANI is located,
         (iv) Customer is in material default of this Agreement, (v) Customer fails to cooperate with WorldCom in implementing reasonable verification processes determined by WorldCom to be necessary or appropriate in the conduct of business, or (vi) any other circumstance reasonably determined by WorldCom which could adversely affect WorldCom's performance under this Agreement or WorldCom's general ability to transfer its other customers or other end users to the WorldCom network, including without limitation, WorldCom's ability to electronically effect PIC changes with the LECs. In the event WorldCom rejects an ANI, WorldCom will notify Customer of its decision specifically describing the rejected ANI and the reason(s) for rejecting that ANI, and will not incur any further liability under this Agreement with regard to that ANI. Further, any ANI requested by Customer for Switched Services may be deactivated by WorldCom if no Switched Services billings relevant thereto are generated in any three
         (3) consecutive calendar month/billing periods. WorldCom will be under no obligation to accept ANIs within the last full calendar month period preceding the scheduled expiration of the Service Term.

         (D)   Records   Customer will maintain documents and records
         ("RECORDS") supporting Customer's re-sale of Switched Services, including, but not limited to, appropriate and valid LOAs from End Users for a period of not less than (twelve) 12 months or such longer period as may be required by applicable law, rule or regulation. Customer shall indemnify WorldCom for any costs, charges or expenses incurred by WorldCom arising from disputed PIC selections involving Switched Services to be provided to Customer for which Customer cannot produce an appropriate LOA relevant to the ANI and PIC charge in question, or when WorldCom is not reasonably satisfied that the validity of a disputed LOA has been resolved.

         (E)   Customer Service   Customer will be solely responsible for
         billing its End Users and providing such End Users with customer service. Customer agrees to notify WorldCom as soon as reasonably possible in the event an End User notifies Customer of problems associated with the Switched Services, including without limitation, excess noise, echo, or loss of service.

4.       CUSTOMER'S RESPONSIBILITIES.

         (A)   Expedite Charges   In the event Customer requests expedited
         services and/or changes to Service Requests and WorldCom agrees to such request, WorldCom will pass through the charges assessed by any supplying parties (e.g., local access providers) for such expedited charges and/or changes to Service Requests involved at the same rate to Customer. WorldCom may further condition its performance of such request upon Customer's payment of such additional charges to WorldCom.

         (B)   Fraudulent Calls   Customer shall indemnify and hold WorldCom
         harmless from


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         all costs, expenses, claims or actions arising from fraudulent calls of any nature which may comprise a portion of the Switched Services to the extent that the party claiming the call(s) in question to be fraudulent is (or had been at the time of the call) an End User of such Switched Services through Customer or an end user of the Switched Services through Customer's distribution channels. Customer shall not be excused from paying WorldCom for Switched Services provided to Customer or any portion thereof on the basis that fraudulent calls comprised a corresponding portion of the Switched Services. In the event WorldCom discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), nothing contained herein shall prohibit WorldCom from taking immediate action (without notice to Customer) that is reasonably necessary to prevent such fraudulent calls from taking place, including without limitation, denying Switched Services to particular ANIs or terminating Switched Services to or from specific locations.

5.       CHARGES AND PAYMENT TERMS.

         (A)   Payment   WorldCom billings for Switched Services hereunder are
         made on a monthly basis (or such other basis as may be mutually agreed to by the parties) following Start of Service. Subject to Subsection 5(C) below, Switched Services shall be billed at the rates set forth in the applicable Rate and Discount Schedule attached hereto. Customer will be notified of WorldCom's time of day rate periods (including WorldCom Recognized National Holidays). Discounts, if any, applicable to the rates for certain Services are set forth in the Rate and Discount Schedule. Customer will pay all undisputed charges relative to each WorldCom invoice for Switched Services within thirty (30) days of the invoice date set forth on each WorldCom invoice to Customer ("DUE DATE"). If payment is not received by WorldCom on or before the Due Date, Customer shall also pay a late fee in the amount of the lesser of one and one-half percent (1 1/2%) of the unpaid balance of the charges for Switched Services rendered per month or the maximum lawful rate under applicable state law.

         (B)   Taxes   Customer acknowledges and understands that WorldCom
         computes all charges herein exclusive of any applicable federal, state or local use, excise, gross receipts, sales and privilege taxes, duties, fees or similar liabilities (other than general income or property taxes), whether charged to or against WorldCom or Customer because of the Switched Services furnished to Customer ("ADDITIONAL CHARGES"). Customer shall pay such Additional Charges in addition to all other charges provided for herein. Customer will not be liable for certain Additional Charges if Customer provides WorldCom with an appropriate exemption certificate.

         (C)   Modification of Charges   WorldCom reserves the right to
         eliminate particular Switched Services and/or modify charges for particular Switched Services (which charge modifications shall not exceed then-current generally available WorldCom charges for comparable services), upon not less than sixty (60) days prior notice to Customer, which notice will state the effective date for the charge modification. In the event WorldCom notifies Customer of the elimination of a particular Switched Service and/or an increase


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         in the charges, Customer may terminate this Agreement without incurring a cancellation charge only with respect to the Switched Service(s) affected by the increase in charges. In order to cancel such Switched Service(s), Customer must notify WorldCom, in writing, at least thirty (30) days prior to the effective date of the increase in charges. In the event Customer cancels its subscription to a particular Switched Service as described in this Subsection 5(C), WorldCom and Customer agree to negotiate in good faith concerning Customer's minimum monthly commitment, if any, described in the PET.

         (D) Billing Disputes Notwithstanding the foregoing, amounts reasonably disputed by Customer (along with late fees attributable to such amounts) shall apply but shall not be due and payable for a period of sixty (60) days following the Due Date therefor, provided
         Customer: (i) pays all undisputed charges on or before the Due Date,
         (ii) presents a written statement of any billing discrepancies to WorldCom in reasonable detail on or before the Due Date of the invoice in question, and (iii) negotiates in good faith with WorldCom for the purpose of resolving such dispute within said sixty (60) day period. In the event such dispute is mutually agreed upon and resolved in favor of WorldCom, Customer agrees to pay WorldCom the disputed amounts together with any applicable late fees within ten (10) days of the resolution (the "ALTERNATE DUE DATE"). In the event such dispute is mutually agreed upon and resolved in favor of Customer, Customer will receive a credit for the disputed charges in question and the applicable late fees. In the event WorldCom has responded to Customer's dispute in writing and the parties fail to mutually resolve or settle the dispute within such sixty (60) day period (unless WorldCom has agreed in writing to extend such period) all disputed amounts together with late fees shall become due and payable, and this provision shall not be construed to prevent Customer from pursuing any available legal remedies. WorldCom shall not be obligated to consider any Customer notice of billing discrepancies which are received by WorldCom more than sixty (60) days following the Due Date of the invoice in question.

6.       CREDIT; CREDITWORTHINESS:

         (A) Credit Customer's execution of this Agreement signifies Customer's acceptance of WorldCom's initial and continuing credit approval procedures and policies. WorldCom reserves the right to withhold initiation or full implementation of any or all Switched Services under this Agreement pending WorldCom's initial satisfactory credit review and approval thereof which may be conditioned upon terms specified by WorldCom, including, but not limited to, security for payments due hereunder in the form of a cash deposit or other means. WorldCom reserves the right to modify its requirements, if any, with respect to any security or other assurance provided by Customer for payments due hereunder in light of Customer's actual usage when compared to projected usage levels upon which any security or assurance requirement was based.

         (B) Creditworthiness If at any time there is a material adverse change in Customer's Creditworthiness, then in addition to any other remedies available to WorldCom,


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         WorldCom may elect, in its sole discretion, to exercise one or more of the following remedies: (i) cause Start of Service for Switched Services described in a previously executed Service Request to be withheld; (ii) cease providing Switched Services pursuant to a Suspension Notice in accordance with Section 7(A); (iii) decline to accept a Service Request or other requests from Customer to provide Switched Services which WorldCom may otherwise be obligated to accept and/or (iv) condition its provision of Switched Services or acceptance of a Service Request on Customer's assurance of payment which shall be a deposit or such other means to establish reasonable assurance of payment. An adverse material change in Customer's creditworthiness shall include, but not be limited to: (i) Customer's material default of its obligations to WorldCom under this or any other agreement with WorldCom; (ii) failure of Customer to make full payment of all undisputed charges due hereunder on or before the Due Date (or disputed charges on or before the Alternate Due Date) on three (3) or more occasions during any period of twelve (12) or fewer months or Customer's failure to make such payment on or before the Due Date (or the Alternate Due Date, if applicable) in any two (2) consecutive months; (iii) acquisition of Customer (whether in whole or by majority or controlling interest) by an entity which is insolvent, which is subject to bankruptcy or insolvency proceedings, which owes past due amounts to WorldCom or any entity affiliated with WorldCom or which is a materially greater credit risk than Customer; or, (iv) Customer's being subject to or having filed for bankruptcy or insolvency proceedings or the legal insolvency of Customer.

7.       REMEDIES FOR BREACH.

         (A) Suspension of Service In the event all undisputed charges due pursuant to WorldCom's invoice are not paid in full by the Due Date or disputed charges owed by Customer, if any, are not paid in full by the Alternate Due Date, WorldCom shall have the right, after giving Customer at least ten (10) days prior notice and opportunity to pay such charges within such 10-day period, to suspend all or any portion of the Switched Services to Customer ("SUSPENSION NOTICE") until such time (designated by WorldCom in its Suspension Notice) as Customer has paid in full all undisputed charges then due to --- WorldCom, including any late fees. Following such payment, WorldCom shall reinstitute Switched Services to Customer only ---- when Customer provides WorldCom with satisfactory assurance of Customer's ability to pay for such Switched Services (i.e., a deposit, letter of credit or other means acceptable to WorldCom) and Customer's advance payment of the cost of reinstituting such Switched Services. If Customer fails to make the required payment by the date set forth in the Suspension Notice, Customer will be deemed to have canceled the Services suspended effective as of the date of suspension which cancellation shall not relieve Customer for payment of applicable cancellation charges as described in Section 2.

         (B) Disconnection of Service In the event Customer is in material breach of this Agreement, including without limitation, failure to pay all undisputed charges due hereunder by the date stated in the Suspension Notice described in Subsection 7(A) above, WorldCom shall have the right, after giving Customer at least five (5) days prior


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         written notice and opportunity to cure (which notice may be given instead of or in conjunction with the Suspension Notice described in Subsection 7(A) above), and in addition to foreclosing any security interest WorldCom may have, to (i) disconnect all or any portion the Switched Services being provided hereunder and/or terminate this Agreement; (ii) withhold billing information from Customer; and/or
         (iii) contact the End Users (for whom calls are originated and terminated solely over facilities comprising the WorldCom network) directly and bill such End Users directly until such time as WorldCom has been paid in full for the amount owed by Customer. If Customer fails to make payment by the date stated in the Suspension Notice and WorldCom, after giving Customer five (5) days prior written notice, terminates this Agreement as provided in this Section 7, such termination shall not relieve Customer for payment of applicable cancellation charges as described in Section 2 above.

8. WARRANTY. WorldCom will use reasonable efforts under the circumstances to maintain its overall network quality. The quality of Switched Services provided hereunder shall be consistent with telecommunications common carrier industry standards, government regulations and sound business practices. WORLDCOM MAKES NO OTHER WARRANTIES ABOUT THE SWITCHED SERVICES PROVIDED HEREUNDER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

9.       LIABILITY; GENERAL INDEMNITY; REIMBURSEMENT.

         (A) Limited Liability IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS, LOSS OF GOODWILL OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS AGREEMENT AND THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER.

         (B) General Indemnity In the event parties other than Customer (e.g., Customer's End Users) shall have use of the Switched Services through Customer, then Customer agrees to forever indemnify and hold WorldCom, its affiliated companies and any third-party provider or operator of facilities employed in provision of the Switched Services harmless from and against any and all claims, demands, suits, actions, losses, damages, assessments or payments which those parties may assert arising out of or relating to any defect in the Switched Services.

         (C) Reimbursement Customer agrees to reimburse WorldCom for all reasonable costs and expenses incurred by WorldCom due to WorldCom's direct participation (either as a party or witness) in any administrative, regulatory or criminal proceeding concerning Customer if WorldCom's involvement in said proceeding is based solely on WorldCom's provision of Switched Services to Customer.


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10.    FORCE MAJEURE. If WorldCom's performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cable cut, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United States government, or state or local governments, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more such governments, or of any civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage or other labor difficulties, or supplier failure, shortage, breach or delay, then WorldCom shall be excused from such performance on a day-to-day basis to the extent of such restriction or interference. WorldCom shall use reasonable efforts under the circumstances to avoid or remove such causes or nonperformance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease.

11. STATE CERTIFICATION. Customer warrants that in all jurisdictions in which it provides long distance services that require certification, it has obtained the necessary certification from the appropriate governmental authority and, if required by WorldCom, agrees to provide proof of such certification acceptable to WorldCom. In the event Customer is prohibited, either on a temporary or permanent basis, from continuing to conduct its telecommunications operations in a given state, Customer shall (i) immediately notify WorldCom by facsimile, and (ii) send written notice to WorldCom within twenty-four (24) hours of such prohibition.

12. INTERSTATE/INTRASTATE SERVICE. Except with respect to Services specifically designated as intrastate Services or international Services, the rates provided to Customer in the Service Schedule are applicable only to switched Services if such Switched Services are used for carrying interstate telecommunications (i.e., Switched Services subject to FCC jurisdiction). WorldCom shall not be obligated to provide Switched Services with end points within a single state or Switched Services which originate/terminate at points both of which are situated within a single state. In those states where WorldCom is authorized to provide intrastate service (i.e., telecommunications transmission services subject to the jurisdiction of state regulatory authorities), WorldCom will, at its option, provide intrastate Switched Services pursuant to applicable state laws, regulations and applicable tariff, if any, filed by WorldCom with state regulatory authorities as required by applicable law.

13. AUTHORIZED USE OF WORLDCOM NAME; PRESS RELEASES. Without WorldCom's prior written consent, Customer shall not (i) refer to itself as an authorized representative of WorldCom whenever it refers to the Switched Services in promotional, advertising or other materials, or (ii) use WorldCom's logos, trade marks, service marks, or any variations thereof in any of its promotional, advertising or other materials. Additionally, Customer shall provide to WorldCom for its prior review and written approval, all promotions, advertising or other materials or activity using or displaying WorldCom's name or the Services to be provided by WorldCom. Customer agrees to change or correct, at Customer's expense, any such material or activity which WorldCom, in its sole judgment, determines to be inaccurate, misleading or otherwise objectionable. Customer is explicitly authorized to only use the following statements in its sales literature or if in response to an inquiry by Customer's end user: (i) "Customer utilizes the WorldCom network", (ii) "Customer utilizes WorldCom's facilities", (iii)


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"WorldCom provides only the network facilities", and (iv) "WorldCom is our network services provider". Except as specifically provided in this Section 13, the parties further agree that any press release, advertisement or publication generated by a party regarding this Agreement, the Services provided hereunder or in which a party desires to mention the name of the other party or the other party's patent or affiliated company(ies), will be submitted to the non-publishing party for its written approval prior to publication.

14. NOTICES. Notices under this Agreement shall be in writing and delivered to the person identified below at the offices of the parties as they appear below or as otherwise provided for by proper notice hereunder. Customer shall notify WorldCom in writing if Customer's billing address is different than the address shown below. The effective date for any notice under this Agreement shall be the date of actual receipt of such notice by the appropriate party, notwithstanding the date of mailing or transmittal via hand delivery or facsimile.

IF TO WORLDCOM:     WorldCom Network Services, Inc.
                    6929 North Lakewood Avenue
                    Attn:  Carrier Sales Dept.
                    Tulsa, Oklahoma 74117

IF TO CUSTOMER:     Maxxis Communications, Inc.
                    1901 Montreal Road, Suite 108
                    Tucker, Georgia 30084
                    Attn:  Patrick J. Lentz, Exec. VP
                    Telephone No.:  770-696-6343
                    Fax No.:  770-552-8471

15. NO-WAIVER. No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. A consent to waiver of or excuse for a breach or default by either party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.

16.      PARTIAL INVALIDITY; GOVERNMENT ACTION.

         (A) Partial Invalidity If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, rule or regulation, that part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of that provision or the remaining provisions of this Agreement. In such event, Customer and WorldCom will negotiate in good faith with respect to any such invalid or unenforceable part to the extent necessary to render such part valid and enforceable.

         (B) Government Action Upon thirty (30) days prior notice, either party shall have the right, without liability to the other, to cancel an affected portion of the Switched


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         Service if any material rate or term contained herein and relevant to the affected Switched Service is substantially changed (to the detriment of the terminating party) or found to be unlawful or the relationship between the parties hereunder is found to be unlawful by order of the highest court of competent jurisdiction to which the matter is appealed, the FCC, or other local, state or federal government authority of competent jurisdiction.

17. EXCLUSIVE REMEDIES. Except as otherwise specifically provided for herein, the remedies set forth in this Agreement comprise the exclusive remedies available to either party at law or in equity.

18. USE OF SERVICE. Upon WorldCom's acceptance of a Service Request hereunder, WorldCom will provide the Switched Services specified therein to Customer upon condition that such Switched Services shall not be used for any unlawful purpose. The provision of Switched Services will not create a partnership or joint venture between the parties or result in a joint communications service offering to any third parties, and WorldCom and Customer agree that this Agreement, to the extent it is subject to FCC regulation, is an inter-carrier agreement which is not subject to the filing requirements of
Section 211(a) of the Communications Act of 1934 (47 U.S.C. ss. 211(a)) as implemented in 47 C. F.R. ss. 43.51.

19.      CHOICE OF LAW; FORUM.

         (A) Law This Agreement shall be construed under the laws of the State of Oklahoma without regard to choice of law principles.

         (B) Forum Any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of Oklahoma in and for the County of Tulsa or the United States of America for the Northern District of Oklahoma. By execution of this Agreement, both Customer and WorldCom hereby submit to such jurisdiction, hereby expressly waiving whatever rights may correspond to either of them by reason of their present or future domicile. In furtherance of the foregoing, Customer and WorldCom hereby agree to service by U.S. Mail at the notice addresses referenced in Section 14. Such service shall be deemed effective upon the earlier of actual receipt or seven (7) days following the date of posting.

20.      PROPRIETARY INFORMATION.

         (A) Confidential Information The parties understand and agree that the terms and conditions of this Agreement (but not the existence thereof), all documents referenced herein (including invoices to Customer for Switched Services provided hereunder), communications between the parties regarding this Agreement or the Switched Services to be provided hereunder (including price quotes to Customer for any services proposed to be provided or actually provided hereunder), as well as such information relevant to any other agreement between the parties (collectively "CONFIDENTIAL INFORMATION"), are confidential as between Customer and WorldCom.


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

         (B)   Limited Disclosure   A party shall not disclose Confidential
         Information (unless subject to discovery or disclosure pursuant to legal process), to any other party other than the directors, officers, and employees of a party or a party's agents including their respective attorneys, consultants, brokers, lenders, insurance carriers or bona fide prospective purchasers who have specifically agreed in writing to nondisclosure of the terms and conditions hereof. Any disclosure hereof required by legal process shall only be made after providing the non-disclosing party with notice thereof in order to permit the non-disclosing party to seek an appropriate protective order or exemption. Violation by a party or its agents of the foregoing provisions shall entitle the non-disclosing party, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.

         (C) Survival of Confidentiality The provisions of this Section 20 will be effective as of the date of this Agreement and remain in full force and effect for a period which will be the longer of (i) one (1) year following the date of this Agreement, or (ii) one (1) year from the termination of all Services hereunder.

21. SUCCESSORS AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, provided, however, that Customer shall not assign or transfer its rights or obligations under this Agreement without the prior written consent of WorldCom, which consent shall not be unreasonably withheld or delayed, and further provided that any assignment or transfer without such consent shall be void.

22.      GENERAL.

         (A)   Survival of Terms   The terms and provisions contained in this
         Agreement that by their sense and context are intended to survive the performance thereof by the parties hereto shall so survive the completion of performance and termination of this Agreement, including, without limitation, provisions for indemnification and the making of any and all payments due hereunder.

         (B)   Headings   Descriptive headings in this Agreement are for
         convenience only and shall not affect the construction of this Agreement.

         (C)   Industry Terms   Words having well-known technical or trade
         meanings shall be so construed, and all listings of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

         (D)   Rule of Construction   No rule of construction requiring
         interpretation against the drafting party hereof shall apply in the interpretation of this Agreement.

23. ENTIRE AGREEMENT. This Agreement consists of (i) all the terms and conditions


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contained herein, and (ii) all documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understandings between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to the Switched Services provided hereunder. No subsequent agreement between the parties concerning the Switched Services shall be effective or binding unless it is made in writing and subscribed to by Customer and WorldCom.

24. OTHER AGREEMENTS. Customer acknowledges and agrees that this Agreement and the Switched Services described herein may not be combined with any other switched services products or services offered by WorldCom, WorldCom's parent company or WorldCom's affiliates. Additionally, Customer acknowledges and agrees that:

         (A)   Current Services   As of the Effective Date of this Agreement,
         (i) all switched telecommunications services ("CURRENT SERVICES") offered by WorldCom, (formerly WilTel, Inc.), WorldCom's parent company, WorldCom, Inc. (formerly LDDS Communications, Inc.) or any of WorldCom's affiliates, including without limitation, IDB WorldCom Services, Inc. (hereinafter referred to as the "WORLDCOM GROUP"), which are currently being provided Customer (which for purposes of this Section 24 will include Customer's parent company, Customer's subsidiaries and any other entities under common control with Customer; hereinafter referred to as the "CUSTOMER GROUP") pursuant to existing service agreements ("EXISTING AGREEMENTS") will be canceled and no longer in force or effect except for charges or credits due for Current Services rendered as of the Effective Date of this Agreement and provisions intended to survive termination, such as limitation of liability, indemnification and confidentiality, and (ii) all Current Services provided a member of the Customer Group by a member of the WorldCom Croup will be provisioned under the terms and conditions of this TSA. Simultaneous with the execution of this Agreement, if applicable, Customer shall cause all members of the Customer Group to agree to the cancellation of such Existing Agreements and the provision of Current Services under the terms and conditions of this Agreement and Customer agrees to provide WorldCom with reasonable documentation evidencing such agreement.

         (B)   Third Party Agreements   If Customer acquires or merges or
         combines with a third party after the Effective Date of this Agreement, and such third party has existing agreement(s) with a member of the WorldCom Group (collectively referred to as the "THIRD PARTY AGREEMENTS") for the provision of switched telecommunications services ("THIRD PARTY EXISTING SERVICES"), then ninety (90) days following the date of such acquisition, merger or combination (or such earlier date contained in a written notice from Customer to WorldCom) (the "TRANSFER DATE"), (i) the Third Party Agreements will be canceled and no longer in force or effect except for commitments, if any, contained in such Third Party Agreements and charges and credits due for Services rendered prior to the Transfer Date, (ii) Third Party Existing Services will be provisioned under this Agreement, and (iii) the aggregate commitment(s) (e.g., revenue, volume, minute, etc.) remaining under such Third Party Agreements, if any, shall be added on a pro rata basis to the age commitment(s), if any, existing under this


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                                  CONFIDENTIAL

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         Agreement. Simultaneous with the closing of such acquisition, combination or merger, Customer will cause such third party and all of its affiliates who are parties to such Third Party Agreements, to agree to the cancellation of such Third Party Agreements and the provision of Third Party Existing Services under the terms and conditions of this Agreement and Customer agrees to provide WorldCom with reasonable documentation evidencing such agreement. In the event any Third Party Agreement(s) have a provision similar to the provision contained herein, the parties agree to negotiate in good faith concerning which agreement (i.e., this Agreement or any Third Party Agreement) shall survive and which agreement(s) shall be terminated.

                   Example: Assume (i) Customer's Commitment is ****, (ii) there are twenty-four (24) months remaining in the Service Term of this Agreement, and (iii) Customer acquires a third party who has an existing switched telecommunications services agreement with a member of the WorldCom Group which contains a minimum monthly revenue commitment of **** and has ten (10) months remaining in the term of such agreement. Customer's "new" Commitment will be **** for the remaining twenty-flour (24) months in the Service Term {**** + [(**** x 10)/24]}.

          IN WITNESS WHEREOF, the parties have executed this Telecommunications Services Agreement as of the dates set forth below which Agreement will be effective as described in the PET attached hereto.

WORLDCOM NETWORK SERVICES, INC.               MAXXIS COMMUNICATIONS, INC



By: /s/ Charles M. Cole                       By: /s/ Thomas O. Cordy
    ----------------------------------            ----------------------------
             (Signature)                                 (Signature)


Charles M. Cole                               Thomas O. Cordy
--------------------------------------        --------------------------------
             (Print Name)                                (Print Name)

Vice President Carrier Sales                  President/CEO
--------------------------------------        --------------------------------
             (Title)                                     (Title)


February 4, 1999                              January 14, 1999
--------------------------------------        --------------------------------
             (Date)                                      (Date)

**** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.




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                                  CONFIDENTIAL